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                                   EXHIBIT 5

                             OPINION OF KUTAK ROCK
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                                January 20, 1997


Board of Directors
Stuart Entertainment, Inc.
3211 Nebraska Avenue
Council Bluffs, Iowa  51501

         Re:     Registration Statement of Form S-8

Gentlemen:

         We have acted as counsel to Stuart Entertainment, Inc. (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the additional 500,000 shares of common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Amended and Restated 1994 Performance Stock Option Plan of the Company (the "Plan").

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

         In giving this opinion we assumed:

                 (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                 (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                 (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.





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         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act and (ii) that the full amount of consideration is received for the Common Stock, we are of the opinion that at the time the Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Very truly yours,



                                           /s/ Kutak Rock